Exhibit (4)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this     th day of             , 2010 by Financial Investors Trust, a Delaware statutory trust (the “Acquiring Trust”), on behalf of the RiverFront Long-Term Growth Fund (the “Acquiring Fund”); Baird Funds, Inc., a Wisconsin corporation (the “Selling Corporation”), on behalf of the RiverFront Long-Term Growth Fund (the “Selling Fund”) (the Acquiring Fund and Selling Fund referred to herein as a “Fund” and collectively, the “Funds”); ALPS Advisors, Inc. (“ALPS”), the investment adviser to the Acquiring Fund (for purposes of Sections 5.11, 5.12, 5.13, 5.14, and 9.1 of the Agreement only); and Robert W. Baird & Co. Incorporated (“Baird”), the investment adviser to the Selling Fund (for purposes of Sections 5.14 and 9.1 of the Agreement only). The principal place of business of the Acquiring Trust and ALPS is 1290 Broadway, Suite 1100, Denver, Colorado 80203; the principal place of business of the Selling Corporation and Baird is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

This Agreement is intended to be and is adopted as a plan of “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all the assets of the Selling Fund to the Acquiring Fund, in exchange solely for voting Investor Class and Class L shares of beneficial interest, no par value per share, of the Acquiring Fund (collectively, the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund; immediately followed by (ii) the distribution of the Investor Class and Class L shares of the Acquiring Fund to the Investor Class and Institutional Class shareholders, respectively, of the Selling Fund and the termination, dissolution and complete liquidation of the Selling Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the “Reorganization”).

WHEREAS, the Acquiring Fund is a separate series of the Acquiring Trust, the Selling Fund is a separate series of the Selling Corporation, the Acquiring Trust and the Selling Corporation are open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Selling Fund owns securities that are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization; and

WHEREAS, the Board of Directors of the Selling Corporation has determined that the Reorganization is in the best interests of the Selling Fund and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR ACQUIRING

FUND SHARES AND THE ASSUMPTION OF THE SELLING FUND’S LIABILITIES,

AND TERMINATION AND LIQUIDATION OF THE SELLING FUND

1.1        THE EXCHANGE.  Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer all of its assets, as set forth in Section 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Selling Fund the number of full and fractional Acquiring Fund Investor Class and Class L Shares, computed in the manner set forth in Section 2.3; and (ii) to assume all of the liabilities of the Selling Fund, as set forth in Section 1.3. Such transactions shall take place at the closing provided for in Section 3.1 (the “Closing”).

1.2        ASSETS TO BE TRANSFERRED.  The Selling Fund shall transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Closing Date, as such term is defined in Section 3.1.

1.3        LIABILITIES TO BE ASSUMED.  The Selling Fund will endeavor to discharge all of its known liabilities and obligations to the extent possible before the Closing Date other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. Notwithstanding the foregoing, the Acquiring Fund shall assume all liabilities of the Acquired Fund, which assumed liabilities shall include all of the Selling Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.

1.4        LIQUIDATION AND DISTRIBUTION.  On or as soon after the Closing Date as is possible (the “Liquidation Date”): (a) the Selling Fund will distribute in complete liquidation of the Selling Fund, pro rata by Investor and Institutional Class, respectively, to its shareholders of record determined as of the close of business on the Valuation Date (as defined in Section 2.1) (the “Selling Fund Shareholders”), all of the Investor Class and Class L Acquiring Fund Shares received by the Selling Fund pursuant to Section 1.1; and (b) the Selling Fund will thereupon proceed to dissolve and terminate as set forth in Section 1.8 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Selling Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Selling Fund will simultaneously be redeemed by the Selling Corporation and canceled on its books. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.

1.5        OWNERSHIP OF SHARES.  Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent. Shares of the Acquiring Fund will be issued at the Closing to the Selling Fund, in an amount computed in the manner set forth in Section 2.3, to be distributed to the Selling Fund Shareholders.

1.6        STATE FILINGS.  Promptly following the Closing Date, the Selling Corporation shall make any filings with the State of Wisconsin that may be required under the laws of the State of Wisconsin to effect the termination of the Selling Fund.

1.7        TRANSFER TAXES.  Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.8        TERMINATION.  The Selling Fund shall be dissolved, terminated and have its affairs wound up in accordance with Wisconsin state law, promptly following the Closing Date and the making of all distributions pursuant to Section 1.4.

1.9        BOOKS AND RECORDS.  All books and records of the Selling Fund, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and copies thereof shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date. The Acquiring Fund shall maintain all books and records relating to the Reorganization for the time periods set forth in Rule 17a-8 under the 1940 Act.

1.10        INITIAL SHARE.  Prior to the Closing, the Acquiring Fund will issue one share of each of the Investor Class and Class L of the Acquiring Fund (the “Initial Shares”) to ALPS Fund Services, Inc. (the “Sole Shareholder”) in exchange for Ten Dollars ($10.00) per share for the sole purpose of allowing the Sole Shareholder to approve certain organizational items on behalf of the Acquiring Fund. The Initial Shares shall be redeemed and cancelled by the Acquiring Fund in exchange for Ten Dollars ($10.00) per share immediately prior to the Closing.

ARTICLE II

VALUATION

2.1        VALUATION OF ASSETS AND LIABILITIES.  The value of the Selling Fund’s net assets shall be the value of all the Selling Fund’s assets as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the Closing Date (such time and date being hereinafter called the “Valuation Date”) after the declaration and payment of any dividends and/or other distributions on that date, less the amount of all the Selling Fund’s liabilities. The value of the Selling Fund’s assets and liabilities shall be determined by using the valuation procedures set forth in the Selling Corporation’s Amended and Restated Articles of Incorporation and Bylaws (the “Selling Corporation Governing Documents”), the Selling Corporation’s Pricing and Valuation Committee Procedures and the Selling Fund’s then-current prospectus and statement of additional information.

2.2        VALUATION OF SHARES.  The aggregate net asset value of each class of Acquiring Fund Shares shall be the aggregate net asset value of the respective class of the Selling Fund on the Valuation Date, using the valuation procedures set forth in the Selling Corporation Governing Documents and the Selling Fund’s then-current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

2.3        SHARES TO BE ISSUED.  Each Investor Class and Institutional Class shareholder of the Selling Fund will receive, respectively, the number of full and fractional shares of Investor Class and Class L of the Acquiring Fund, equal as of the Valuation Date to the number of full and fractional Investor Class and Institutional Class shares of the Selling Fund held by that shareholder immediately prior to the Reorganization.

2.4        EFFECT OF SUSPENSION IN TRADING.  In the event that on the Valuation Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Selling Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

ARTICLE III

CLOSING AND CLOSING DATE

3.1        CLOSING DATE.  The Closing shall occur on September 24, 2010 or such other date as the parties may agree in writing (the “Closing Date”). Unless otherwise provided, all acts taking place at the Closing shall be deemed to take place immediately after the close of regular trading on the Valuation Date. The Closing shall be held immediately after the close of regular trading on the NYSE at the offices of ALPS Fund Services, Inc. in Denver, Colorado or at such other time and/or place as the parties may agree.

3.2        CUSTODIAN’S CERTIFICATE.  The Selling Fund shall cause U.S. Bank, N.A., as custodian for the Selling Fund (the “Custodian”), to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that: (a) the Selling Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable U.S. federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Selling Fund. The Selling Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian for the Selling Fund to the custodian for the Acquiring Fund for examination no later than five (5) business days preceding the Closing Date and transferred and delivered by the Selling Fund as of the Closing Date for the account of the Acquiring Fund, duly endorsed in proper form for the transfer in such condition as to constitute good delivery thereof.

3.3        TRANSFER AGENT’S CERTIFICATE.  The Selling Fund shall cause U.S. Bancorp Fund Services, LLC, as transfer agent for the Selling Fund, to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Selling Fund Shareholders, and the number, class and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause ALPS Fund Services, Inc., its transfer agent, to issue and deliver to the Selling Fund (a) a certificate as to the opening of accounts in the Selling

Fund Shareholders’ names on the Acquiring Fund’s share transfer books and (b) a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Selling Fund or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund’s account on the books of the Acquiring Fund.

3.4         DELIVERY OF ADDITIONAL ITEMS.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1         REPRESENTATIONS OF THE SELLING FUND.  The Selling Corporation, on behalf of the Selling Fund, represents and warrants to the Acquiring Fund as follows:

(a)        The Selling Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

(b)        The Selling Fund is a separate series of the Selling Corporation duly authorized in accordance with the applicable provisions of the Selling Corporation Governing Documents.

(c)        The Selling Corporation is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.

(d)        The Selling Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in the violation of any provision of the Selling Corporation Governing Documents or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound.

(e)        Except for conversion fees to be payable to the Selling Fund’s transfer agent and custodian in connection with the Reorganization, the Selling Fund has no material contracts or other commitments that will be terminated with liability to the Selling Fund before the Closing Date.

(f)        No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form a reasonable basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(g)        The financial statements of the Selling Fund as of December 31, 2009, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles and have been audited by independent auditors, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of December 31, 2009, and there are no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

(h)        Since the date of the financial statements referred to in subsection (g) above, there have been no material adverse changes in the Selling Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Selling Fund arising after such date. For the purposes of this subsection (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change.

(i)        All U.S. federal, state, local and other tax returns and reports of the Selling Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are correct in all material respects. All U.S. federal, state, local and other taxes required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes are properly reflected on the financial statements referred to in subsection (h) above. To the best of the Selling Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Selling Fund, and no assessment for taxes, interest, additions to tax, or penalty has been asserted against the Selling Fund.

(j)        All issued and outstanding shares of the Selling Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund. All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Selling Fund’s transfer agent as provided in Section 3.3. The Selling Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any shares of the Selling Fund, and has no outstanding securities convertible into shares of the Selling Fund.

(k)        At the time of the Closing, the Selling Fund will have good and marketable title to the Selling Fund’s assets to be transferred to the Acquiring Fund pursuant to Section 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets, and the Acquiring Fund will acquire good and marketable title thereto.

(l)        Other than approval by the Selling Fund Shareholders, the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund. Subject to approval by the Selling Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(m)        The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with U.S. federal securities and other laws and regulations.

(n)        The current prospectus and statement of additional information of the Selling Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act and the rules and regulations thereunder and do not include, with respect to the Selling Corporation or the Selling Fund, any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o)        From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Selling Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(p)        For each taxable year of its operations, the Selling Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the current taxable year), as a “regulated investment company” under the Code (a “RIC”), (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code, and (iii) has been, and will be as of the Closing Date treated as a separate corporation for U.S. federal income tax purposes pursuant to Section 851(g) of the Code. The Selling Fund will qualify as a RIC as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. The Selling Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Selling Fund to fail to qualify as a RIC under the Code.

(q)        No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or Wisconsin state law, as applicable, for the execution of this Agreement by the Selling Corporation on behalf of the Selling Fund, except for the effectiveness of the Registration Statement (as defined in Section 5.7) and the Post-Effective Amendment (as defined in Section 8.6) and the filing of any documents that may be required under Wisconsin state law and except for such other consents, approvals, authorizations and filings as have been made or received and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Selling Fund as described in Section 5.2.

(r)        The Selling Corporation’s Board of Directors satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act as they currently apply to the Selling Corporation.

4.2         REPRESENTATIONS OF THE ACQUIRING FUND.  The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants to the Selling Fund as follows:

(a)        The Acquiring Trust is a statutory trust, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)        The Acquiring Fund is a separate series of the Acquiring Trust duly authorized in accordance with the applicable provisions of the Acquiring Trust’s Revised Trust Instrument and Bylaws.

(c)        The Acquiring Trust is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.

(d)        The Acquiring Fund was formed solely for the purpose of effecting the Reorganization, has not commenced operations or engaged in any business and will not do so until after the Closing and, except with respect to the consideration received in exchange for the issuance of the Initial Share, has not owned any assets and will not own any assets prior to the Closing. There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than the Initial Share issued to the Sole Shareholder in association with the organization of the Acquiring Fund. The Acquiring Fund will redeem and cancel such Initial Share immediately prior to the Closing in exchange for an amount equal to the consideration received by the Acquiring Fund for such Initial Share so that the Acquiring Fund will own no assets at the time of the Closing.

(e)        The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in a violation of the Acquiring Trust’s Revised Trust Instrument or Bylaws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

(f)        No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Trust or the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Trust or the Acquiring Fund to carry out the transactions contemplated by this Agreement. Neither the Acquiring Trust nor the Acquiring Fund knows of any facts that might form a reasonable basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

(g)        The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(h)       The Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and will, after taking into account the redemption and cancellation of the Initial Share, constitute all of the issued and outstanding shares of the Acquiring Fund as of the Closing Date. When so issued and delivered, such shares will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable. The Acquiring Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Fund, and has no outstanding securities convertible into shares of the Acquiring Fund.

(i)        The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with U.S. federal securities and other laws and regulations.

(j)        The prospectus and statement of additional information of the Acquiring Fund filed as part of the Post-Effective Amendment (as defined in Section 8.6), which will become effective prior to the Closing Date, conform, and as of the effective date of the Post-Effective Amendment will conform, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not, and as of the effective date of the Post-Effective Amendment will not, include, with respect to the Acquiring Trust or the Acquiring Fund, any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)       From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund shareholders and on the Closing Date, any written information furnished by the Acquiring Trust with respect to the Acquiring Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(l)        The Acquiring Fund (i) will elect to be taxed as a RIC, will qualify for the tax treatment afforded RICs under the Code for its taxable year that includes the Closing Date, and intends to continue to qualify for such treatment for its subsequent taxable years, (ii) will be eligible to compute its U.S. federal income tax under Section 852 of the Code for the taxable year that includes the Closing Date, and (iii) will be treated as a separate corporation for U.S. federal income tax purposes pursuant to Section 851(g) of the Code for the taxable year that includes the Closing Date.

(m)      No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Delaware law for the execution of this Agreement by the Acquiring Trust, for itself and on behalf of the Acquiring Fund, or the performance of this Agreement by the Acquiring Trust, for itself and on behalf of the Acquiring

Fund, except for the effectiveness of the Registration Statement (as defined in Section 5.7) and the Post-Effective Amendment (as defined in Section 8.6) and the filing of any documents that may be required under Delaware state law and except for the filing of any documents that may be required under the 1933 Act, the 1934 Act and the 1940 Act and such other consents, approvals, authorizations and filings as have been made or received and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

(n)        The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

(o)        The Acquiring Trust’s Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act as they currently apply to the Acquiring Trust.

ARTICLE V

COVENANTS OF ACQUIRING FUND AND SELLING FUND

5.1        OPERATION IN ORDINARY COURSE.  Subject to Section 1.2, the Selling Fund will operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, any other distribution necessary or desirable to avoid U.S. federal income or excise taxes, and shareholder purchases and redemptions. The Acquiring Fund shall not conduct any business prior to the Closing Date, other than such activity as is necessary to consummate the transactions contemplated by this Agreement. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

5.2        SHAREHOLDER APPROVAL.  The Selling Fund will call a special meeting of Selling Fund shareholders to consider and act upon this Agreement (or transactions contemplated thereby) and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.3        INVESTMENT REPRESENTATION.  The Selling Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4        ADDITIONAL INFORMATION.  The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund’s shares as permitted by shareholder account registrations.

5.5        FURTHER ACTION.  Subject to the provisions of this Agreement, each Fund will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date. In particular, the Selling Fund covenants that it will, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund’s title to and possession of all the Selling Fund’s assets and otherwise to carry out the intent and purpose of this Agreement.

5.6        STATEMENT OF EARNINGS AND PROFITS.  As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Selling Corporation shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund and which will be certified by the Selling Corporation’s Treasurer, a statement of the earnings and profits of the Selling Fund for U.S. federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers, that will be carried over to the Acquiring Fund as a result of Section 381 of the Code.

5.7        PREPARATION OF REGISTRATION STATEMENT AND PROXY MATERIALS. The Acquiring Trust will prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to the Selling Fund Shareholders (the “Registration Statement”). The Registration Statement shall include a proxy statement of the Selling Fund and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act, and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the proxy statement and related materials (the “Proxy Materials”), for inclusion therein, in connection with the meeting of Selling Fund shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8        REPORTING RESPONSIBILITY.  Any reporting responsibility of the Selling Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Commission, any state securities commission, and any U.S. federal, state or local tax authorities or any other relevant authority, is and shall remain the responsibility of the Selling Fund.

5.9        SELLING FUND FINANCIAL STATEMENTS.    The unaudited financial statements for the semi-annual period ended June 30, 2010, will be prepared in accordance with generally accepted accounting principles, and such statements (copies of which will be furnished to the Acquiring Fund) will fairly reflect the financial condition of the Selling Fund as of June 30, 2010, and there will be no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

5.10      TAX STATUS OF REORGANIZATION.  It is the intention of the parties that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Selling Corporation, the Selling Fund, the Acquiring Trust or the Acquiring Fund shall (either before or after the Closing Date) take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Davis Graham & Stubbs LLP to render the tax opinion contemplated in this Agreement.

5.11      COMPLIANCE WITH SECTION 15(f) OF THE 1940 ACT.  (a) The Acquiring Trust agrees that for a period of three (3) years after the Closing Date, the Acquiring Trust will maintain the composition of its Board of Trustees so that at least 75% of the board members of the Acquiring Fund or the Acquiring Trust, as applicable (or any successor) are not “interested persons” (as defined in the 1940 Act) of ALPS, RiverFront Investment Group or Baird; and (b) ALPS agrees that for a period of two (2) years after the Closing Date, neither ALPS nor any of its affiliates (or any entity which will act as investment adviser to the Acquiring Fund (or any successor)) has or shall have any express or implied understanding, arrangement or intention to impose an “unfair burden” (pursuant to Section 15(f) of the 1940 Act) on the Acquiring Fund (or any successor) as a result of the transactions contemplated hereby.

5.12      CERTAIN PRIVILEGES FOR SELLING FUND SHAREHOLDERS.  ALPS, on behalf of the Acquiring Fund, shall cause Selling Fund shareholders who receive Investor Class or Class L shares of the Acquiring Fund in the Reorganization to be able to purchase additional Investor Class or Class L shares of the Acquiring Fund following the Reorganization and to purchase (including through an exchange) Class A (or any other class sold with a front-end load) shares of other series of the Acquiring Trust for which ALPS serves as investment adviser on a load-waived basis, subject to the processing ability and the discretion of the broker-dealer or other financial intermediary. Furthermore, ALPS, on behalf of the Acquiring Fund, shall cause Selling Fund shareholders who receive Class L shares in the Reorganization to be able to purchase Class I (or an equivalent institutional class) shares of other series of the Acquiring Trust for which ALPS serves as investment adviser, subject (i) to the investment minimum waivers governing such shares as contained in the then-current prospectuses of such series of the Acquiring Trust and (ii) to the processing ability and the discretion of the broker-dealer or other financial intermediary. ALPS agrees to use reasonable efforts to work with the broker-dealers and other financial intermediaries who have selling agreements with the Selling Corporation, on behalf of the Selling Fund, in an attempt to enable clients of such broker-dealers and other financial intermediaries to be able to offer the privileges described above for their clients who are Selling Fund shareholders. Further, ALPS will use best efforts to consult with Baird with respect to developing and delivering appropriate correspondence to such intermediaries explaining the privileges described above and offering to extend those privileges to their clients who are Selling Fund Shareholders.

5.13      EXPENSE CAPS.  ALPS shall enter into a contractual expense waiver with the Acquiring Fund such that ALPS shall contractually agree to limit the Acquiring Fund’s total annual fund operating expenses (including acquired fund fees and expenses) to 1.15% of average daily net assets for the Investor Class and 0.90% of average daily net assets for Class L, each through at least December 31, 2012 (excluding taxes, brokerage commissions and extraordinary expenses). During the third quarter of 2012, the Acquiring Trust shall provide reasonable advance notice to shareholders of the Acquiring Fund of the expiration of the expense cap, the terms of the new expense cap or caps, and, if applicable, the conversion of the Investor Class and/or Class L shares to a class with higher net operating expenses.

5.14     CONFIDENTIALITY.

(a)        The Acquiring Trust, the Acquiring Fund, the Selling Corporation, the Selling Fund, ALPS and Baird (the “Protected Persons”) will hold, and will cause their board members, officers, employees, representatives, agents and affiliates to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all non-public, confidential or proprietary information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) if it was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b)        In the event of a termination of this Agreement, the Protected Persons agree that they along with their board members, employees, representatives, agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all non-public, confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

ARTICLE VI

CONDITION PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject to the following conditions:

6.1        All representations, covenants, and warranties of the Acquiring Trust and the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Selling Fund a certificate executed in the Acquiring Fund’s name by the Acquiring Trust’s President and its Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the Closing Date, to such effect and as to such other matters as the Selling Fund shall reasonably request.

6.2        The Selling Fund shall have received on the Closing Date an opinion from Davis Graham & Stubbs LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Selling Fund substantially to the effect that:

  (a)        The Acquiring Fund is a legally designated, separate series of the Acquiring Trust, and the Acquiring Trust is a statutory trust validly existing under the laws of the State of Delaware, which, to such counsel’s knowledge, has the power to own all of its properties and assets and to carry on its business as presently conducted.

  (b)        The Acquiring Trust is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration under the 1940 Act is in full force and effect.

  (c)        Assuming that the Acquiring Fund Shares have been issued in accordance with the terms of this Agreement, the Acquiring Fund Shares to be issued and delivered to the Selling Fund on behalf of the Selling Fund Shareholders, as provided by this Agreement, are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights with respect to Acquiring Fund Shares.

  (d)        The Registration Statement is effective and to such counsel’s knowledge, no stop order under the 1933 Act pertaining thereto has been issued, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Acquiring Fund of the transactions contemplated herein, except as have been obtained.

  (e)        The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Acquiring Trust’s Revised Trust Instrument or Bylaws.

  (f)        This Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of this Agreement by the Selling Corporation, on behalf of the Selling Fund, is a valid and binding obligation of the Acquiring Trust on behalf of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

Such opinion shall be based on customary assumptions and such representations as Davis Graham & Stubbs LLP may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the following conditions:

7.1        All representations, covenants, and warranties of the Selling Corporation and the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Selling Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Selling Fund’s name by the Selling Corporation’s President and Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

7.2        The Selling Fund shall have delivered to the Acquiring Fund a statement of the Selling Fund’s assets and liabilities, together with a list of the Selling Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Selling Corporation.

7.3        The Acquiring Fund shall have received on the Closing Date an opinion from Godfrey & Kahn, S.C., dated as of the Closing Date, in a form reasonably satisfactory to the Acquiring Fund substantially to the effect that:

  (a)        The Selling Fund is a legally designated, separate series of the Selling Corporation, and the Selling Corporation is a corporation existing under the laws of the State of Wisconsin, which, to such counsel’s knowledge, has the power to own all of its properties and assets and to carry on its business as presently conducted.

  (b)        The Selling Corporation is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration under the 1940 Act is in full force and effect.

  (c)        To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Selling Fund of the transactions contemplated herein, except as have been obtained.

  (d)        The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Selling Corporation’s Amended and Restated Articles of Incorporation (assuming approval of Selling Fund shareholders has been obtained) or its Bylaws.

  (e)        This Agreement has been duly authorized, executed and delivered by the Selling Corporation on behalf of the Selling Fund and, assuming due authorization, execution and delivery of this Agreement by the Acquiring Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the Selling Corporation on behalf of the Selling Fund enforceable against the Selling Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

Such opinion shall be based on customary assumptions and such representations as Godfrey & Kahn, S.C. may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations.

7.4        As of the Closing Date, the assets of the Selling Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund has identified to the Selling Fund at least two (2) business days prior to Closing as being unsuitable for the Acquiring Fund to acquire by reason of limitations in the Acquiring Trust’s trust instrument or bylaws, or of investment restrictions disclosed in the Registration Statement.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT

The obligations of each Fund shall also be subject to the following:

8.1        This Agreement and the transactions contemplated herein, with respect to the Selling Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with applicable law and the provisions of the Selling Corporation Governing Documents. Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this Section 8.1.

8.2        This Agreement and the transactions contemplated herein shall have been approved by the Board of Trustees of the Acquiring Trust and the Board of Directors of the Selling Corporation in accordance with Rule 17a-8 under the 1940 Act, and each Fund shall have delivered to the other a copy of the resolutions approving this Agreement adopted by its Board, certified by the Secretary or equivalent officer.

8.3        The Acquiring Trust, on behalf of and with respect to the Acquiring Fund, shall have entered into or adopted any and all agreements necessary for the Acquiring Fund’s operation as a series of an open-end investment company.

8.4        On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.5        All required consents of other parties and all other consents, orders, and permits of U.S. federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such U.S. federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained.

8.6        The post-effective amendment to the Acquiring Trust’s registration statement on Form N-1A relating to the Acquiring Fund’s Investor Class and Class L shares under the 1933 Act and the 1940 Act, as applicable (the “Post-Effective Amendment”), shall have become effective, and any additional post-effective amendments to any such registration statement as are determined by the Trustees of the Acquiring Trust to be necessary and appropriate shall have been filed with the Commission and shall have become effective; and no stop order suspending the effectiveness of such registration statement shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued.

8.7        The Funds shall have received an opinion of Davis Graham & Stubbs LLP substantially to the effect that with respect to the Reorganization for U.S. federal income tax purposes:

(a)        The transfer of all the Selling Fund’s assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund followed by the pro rata, by class, distribution by the Selling Fund of all the Acquiring Fund Shares to the Selling Fund Shareholders in complete liquidation of the Selling Fund will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and the Acquiring Fund and the Selling Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(b)        No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Selling Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund.

(c)        No gain or loss will be recognized by the Selling Fund upon the transfer of all the Selling Fund’s assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to the Selling Fund Shareholders solely in exchange for such shareholders’ shares of the Selling Fund in complete liquidation of the Selling Fund.

(d)        No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares solely for Acquiring Fund Shares in the Reorganization.

(e)        The aggregate basis of the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Selling Fund shares exchanged therefor by such shareholder. The holding period of Acquiring Fund Shares received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder, provided such Selling Fund shares are held as capital assets at the time of the Reorganization.

(f)        The basis of the Selling Fund’s assets transferred to the Acquiring Fund will be the same as the basis of such assets to the Selling Fund immediately before the Reorganization. The holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

(g)        The taxable year of the Selling Fund will not end as a result of the Reorganization. The part of the taxable year of the Selling Fund before the Reorganization and part of the taxable year of the Acquiring Fund after the Reorganization will constitute a single taxable year of the Acquiring Fund.

No opinion will be expressed as to (1) the effect of the Reorganization on (A) the taxable year of any Selling Fund shareholder, or (B) the Selling Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other U.S. federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

Such opinion shall be based on customary assumptions and such representations as Davis Graham & Stubbs LLP may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this Section 8.7.

ARTICLE IX

EXPENSES

9.1        The Funds will pay no expenses associated with their participation in the Reorganization. ALPS or its affiliate will pay for all proxy-related costs solely associated with the Reorganization, including legal costs for Acquiring Fund counsel and up to $25,000 for Selling Fund counsel, tax, proxy solicitation, proxy tabulation, printing and mailing costs, any special billings imposed by either Fund’s auditors in connection with the Reorganization as well as other costs solely associated with the Reorganization (including any conversion costs imposed by the Selling Fund’s service providers, including its transfer agent and custodian, up to $30,000). Baird will pay for (i) legal costs for Selling Fund counsel that exceed $25,000 and (ii) any conversion costs imposed by the Selling Fund’s service providers, including its transfer agent and custodian, that exceed $30,000. Further, Baird agrees not to engage a proxy solicitor without the written consent of ALPS, whose consent may not be unreasonably withheld. For the avoidance of doubt, the expense sharing agreement set forth in this Section 9.1 shall apply even in the event that this Agreement is terminated pursuant to Article XII.

9.2        Each party represents and warrants to the other that there is no person or entity entitled to receive any broker’s fees or similar fees or commission payments in connection with the transactions provided for herein.

9.3        Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Selling Fund or the Acquiring Fund, as the case may be, as a RIC. Selling Fund shareholders will pay their respective expenses, if any, incurred in connection with the Reorganization.

ARTICLE X

INDEMNIFICATION

10.1        The Acquiring Trust agrees to indemnify and hold harmless the Selling Corporation, its directors and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which any such indemnified party may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto)

arises out of or is based on any breach by the Acquiring Trust or the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

10.2        The Selling Corporation agrees to indemnify and hold harmless the Acquiring Trust, its trustees and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which any such indemnified party may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Selling Corporation or the Selling Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE XI

ENTIRE AGREEMENT; SURVIVAL OF COVENANTS

11.1        The parties agree that no party has made to the other parties any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.

11.2        Except for the covenants set forth in Sections 1.4, 1.9, 5.5, 5.6, 5.11, 5.12, 5.13, 5.14, and 9.1 and Article X, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder.

ARTICLE XII

TERMINATION

12.1        This Agreement may be terminated by the mutual agreement of the Acquiring Trust and the Selling Corporation and such termination may be effected by the Presidents of the Acquiring Trust and the Selling Corporation in writing without further action by their Board of Trustees or Board of Directors, as applicable. In addition, either the Acquiring Trust or the Selling Corporation may at its option terminate this Agreement at or before the Closing Date due to:

(a)        a material breach by the other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within thirty (30) days of written notice thereof;

(b)        a condition precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(c)        a determination by the Board of Trustees of the Acquiring Trust or the Board of Directors of the Selling Corporation that the consummation of the transactions contemplated herein is not in the best interests of the Acquiring Fund or Selling Fund, respectively.

12.2        In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Acquiring Trust, the Acquiring Fund, the Selling Corporation, the Selling Fund, ALPS, Baird, RiverFront Investment Group, LLC, or their respective board members, members, shareholders and officers. In the event of willful default, all remedies at law or in equity of the party adversely affected shall survive.

ARTICLE XIII

AMENDMENTS

13.1        This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Trust and the Selling Corporation as specifically authorized by their Board of Trustees or Board of Directors, respectively; provided, however, that following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions hereof to the detriment of such shareholders without their further approval.

ARTICLE XIV

HEADINGS; COUNTERPARTS; GOVERNING LAW;

ASSIGNMENT; LIMITATION OF LIABILITY

14.1        The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws.

14.4        This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this section, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5        It is expressly agreed that the obligations of each Fund hereunder shall not be binding upon any of the trustees, directors, shareholders, nominees, officers, agents, or employees of the Acquiring Trust or the Selling Corporation personally, but shall bind only the property of the respective Fund, as provided in the trust instrument of the Acquiring Trust and the Selling Corporation Governing Documents. Moreover, no series of the Selling Corporation or Acquiring Trust other than the Selling Fund or Acquiring Fund, respectively, shall be responsible for the obligations of the Acquiring Trust or Selling Corporation hereunder, and all persons shall look only to the assets of the applicable Fund to satisfy the obligations of such Trust and Fund hereunder. The execution and delivery of this Agreement have been authorized by the Board of Trustees of the Acquiring Trust on behalf of the Acquiring Fund and the Board of Directors of the Selling Corporation on behalf of the Selling Fund and signed by authorized officers of the Acquiring Trust and the Selling Corporation, respectively, acting as such. Neither the authorization by such Board of Trustees or Board of Directors, as applicable, nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the respective Fund.

ARTICLE XV

NOTICES

15.1        Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed duly given if delivered by hand (including by FedEx or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail, return receipt requested, addressed to the Selling Corporation or to the Acquiring Trust at the applicable address set forth in the first paragraph of this Agreement, or to any other address that the Selling Corporation or the Acquiring Trust shall have last designated by notice to the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

FINANCIAL INVESTORS TRUST, on behalf of RiverFront Long-Term Growth Fund

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title:

BAIRD FUNDS, INC., on behalf of RiverFront Long-Term Growth Fund

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title:

The undersigned is a party to this Agreement for the purposes of Sections 5.11, 5.12, 5.13, 5.14 and 9.1 only

ALPS ADVISORS, INC.

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title:

The undersigned is a party to this Agreement for the purposes of Sections 5.14 and 9.1 only

ROBERT W. BAIRD & CO.

By:
Name:
Title:

ACKNOWLEDGED:

By:
Name:
Title: